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                                                                   EXHIBIT 25.01

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1


                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


                         UMB BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   44-0201230
                                (I.R.S. Employer
                               Identification No.)

        1010 Grand Blvd., Kansas City, Missouri..................64106
       (Address of principal executive offices)                (Zip Code)


                        OKLAHOMA GAS AND ELECTRIC COMPANY
               (Exact name of obligor as specified in its charter)

                 Oklahoma                                   73-0382390
       (State or other jurisdiction                     (I.R.S. employer
    of incorporation or organization)                  identification No.)

             321 North Harvey
        Oklahoma City, Oklahoma                               73101
  (Address of principal executive offices)                 (Zip Code)


                                  Senior Notes

                       (Title of the indenture securities)

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Item 1.     General Information

     (a) Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

            The Comptroller of the Currency
            Mid-Western District
            2345 Grand Avenue, Suite 700
            Kansas City, Missouri 64108

            Federal Reserve Bank of Kansas City
            Federal Reserve P.O. Station
            Kansas City, Missouri 64198

            Supervising Examiner
            Federal Deposit Insurance Corporation
            720 Olive Street, Suite 2909
            St. Louis, Missouri 63101

     (b)    The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with obligor. The Obligor is not affiliated with the Trustee.

Item 3.     Voting securities of the Trustee.

            NOT APPLICABLE

Item 4. Trusteeships under other indentures.

            NOT APPLICABLE

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

            NOT APPLICABLE

Item 6. Voting securities of the trustee owned by the obligor or its officials.

            NOT APPLICABLE

Item 7. Voting securities of the trustee owned by underwriters or their officials.

            NOT APPLICABLE

Item 8. Securities of the obligor owned or held by the trustee.

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            NOT APPLICABLE

Item 9. Securities of the underwriters owned or held by the trustee.

            NOT APPLICABLE

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

            NOT APPLICABLE

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

            NOT APPLICABLE

Item 12.    Indebtedness of the Obligor to the Trustee.

            NOT APPLICABLE

Item 13.    Defaults of the Obligor.

            NONE

Item 14.    Affiliations with the Underwriters.

            NOT APPLICABLE

Item 15.    Foreign Trustee.

            NOT APPLICABLE

Item 16.    List of Exhibits

            Listed below are all exhibits as a part of this Statement of eligibility and qualification.

     1. Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

     2. Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

     3. Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the

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            corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

     4. Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

     5.     N/A

     6. Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

     7.     Report of Condition of the Trustee as of 12/31/02.

           SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 10th day of April, 2003.

           UMB BANK, NATIONAL ASSOCIATION


          BY: /s/ Frank C. Bramwell
           Frank C. Bramwell, Senior Vice President


Date: April 15, 2003


                                  T-1 EXHIBIT 7


UMB Bank, National Association                  FFIEC 041
1010 GRAND BOULEVARD                            Consolidated Report of Condition
KANSAS CITY , MO 64106                          For December 31, 2002
FDIC Certificate Number: 8273

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Web Address as of: 2/21/2003 http://www.umb.com
THE WEB ADDRESS IS AS PROVIDED BY THE INSTITUTION.
PLEASE CONTACT THE INSTITUTION DIRECTLY WITH ANY QUESTIONS REGARDING THE DATA OR THE WEB ADDRESS.

INFORMATION PAGE | SEARCH

Consolidated Report of Condition for Insured Commercial and State - Chartered Savings Banks for December 31, 2002


All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                                                                        Dollar Amounts in Thousands
ASSETS
 1.Cash and balances due from depository institutions (from Schedule RC-A)
     a.                                                                                              RCON
       Noninterest-bearing balances and currency and coin(1)                                         0081      692,741
     b.                                                                                              RCON
       Interest-bearing balances(2)                                                                  0071        1,734
 2.Securities:
     a.                                                                                              RCON
       Held-to-maturity securities (from Schedule RC-B, column A)                                    1754      328,444
     b.                                                                                              RCON
       Available-for-sale securities (from Schedule RC-B, column D)                                  1773    3,127,887
 3.Federal funds sold and securities purchased under agreements to resell
     a.                                                                                              RCON
       FEDERAL FUNDS SOLD                                                                            B987      136,166
     b.                                                                                              RCFD
       SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL(3)                                            B989      106,605
 4.Loans and lease financing receivables (from Schedule RC-C):
     a.                                                                                              RCON
       Loans and leases held for sale                                                                5369       11,774
     b.                                                                                              RCON
       Loans and leases, net of unearned income                                                      B528    2,211,420
     c.                                                                                              RCON
       LESS: Allowance for loan and lease losses                                                     3123       28,838
     d.                                                                                              RCON
       Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)                   B529    2,182,582
 5.                                                                                                  RCON
   Trading assets (from Schedule RC-D)                                                               3545       71,474
 6.                                                                                                  RCON
   Premises and fixed assets (including capitalized leases)                                          2145      193,811
 7.                                                                                                  RCON
   Other real estate owned (from Schedule RC-M)                                                      2150        4,989
 8.                                                                                                  RCON
   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)          2130            0
 9.                                                                                                  RCON
   Customers' liability to this bank on acceptances outstanding                                      2155          240
10.Intangible assets:

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
     a.                                                                                              RCON
       Goodwill                                                                                      3163       32,578
     b.                                                                                              RCON
       Other intangible assets (from Schedule RC-M)                                                  0426        6,592
11.                                                                                                  RCON
   Other assets (from Schedule RC-F)                                                                 2160       98,068
12.                                                                                                  RCON
   Total assets (sum of items 1 through 11)                                                          2170    6,995,685
LIABILITIES
13.Deposits:
     a.                                                                                              RCON
       In domestic offices (sum of totals of columns A and C from Schedule RC-E)                     2200    5,188,165
            (1)                                                                                      RCON
               Noninterest-bearing(4)                                                                6631    2,347,790
            (2)                                                                                      RCON
               Interest-bearing                                                                      6636    2,840,375
     b.Not applicable
14.Federal funds purchased and securities sold under agreements to repurchase
     a.                                                                                              RCON
       Federal funds purchased(5)                                                                    B993       23,169
     b.                                                                                              RCON
       Securities sold under agreements to repurchase(6)                                             B995    1,099,712
15.                                                                                                  RCON
   Trading liabilities (from Schedule RC-D)                                                          3548            0
16.Other borrowed money (includes mortgage indebtedness and obligations under capitalized            RCON
   leases) (from Schedule RC-M)                                                                      3190       98,116
17.Not applicable
18.                                                                                                  RCON
   Bank's liability on acceptances executed and outstanding                                          2920          240
19.                                                                                                  RCON
   Subordinated notes and debentures(7)                                                              3200            0
20.                                                                                                  RCON
   Other liabilities (from Schedule RC-G)                                                            2930       47,162
21.                                                                                                  RCON
   Total liabilities (sum of items 13 through 20)                                                    2948    6,456,564
22.                                                                                                  RCON
   Minority interest in consolidated subsidiaries                                                    3000            0
EQUITY CAPITAL
23.                                                                                                  RCON
   Perpetual preferred stock and related surplus                                                     3838            0
24.                                                                                                  RCON
   Common stock                                                                                      3230       16,500
25.                                                                                                  RCON
   Surplus (exclude all surplus related to preferred stock)                                          3839      148,041
26.                                                                                                  RCON
   a. Retained earnings                                                                              3632      356,130
     b.                                                                                              RCON
       Accumulated other comprehensive income(8)                                                     B530       18,450
27.                                                                                                  RCON
   Other equity capital components(9)                                                                A130            0
28.                                                                                                  RCON
   Total equity capital (sum of items 23 through 27)                                                 3210      539,121
29.                                                                                                  RCON
   Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)            3300    6,995,685

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
Memorandum

TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.

 1.Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the                         RCFD      NUMBER
   bank by independent external auditors as of any date during 2001                                  6724         N/A

 1 =Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
 2 =Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
 3 =Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
 4 =Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
 5 =Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
 6 =Review of the bank's financial statements by
    external auditors
 7 =Compilation of the bank's financial statements by
    external auditors
 8 =Other audit procedures (excluding tax preparation
    work)
 9 =No external audit work


----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.
(4) Includes total demand deposits and noninterest-bearing time and savings deposits.
(5) Report overnight Federal Home Loan Bank advantages in Schedule RC, item 16,"other borrowed money."
(6) Includes all securities repurchase agreements, regardless of maturity.
(7) Includes limited-life preferred stock and related surplus.
(8) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(9) Includes treasury stock and unearned Employee Stock Ownership Plan shares.